Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-131812 on Form S-4 of our report dated April 18, 2005, relating to the statements of operations, changes in stockholder’s equity and cash flows for the year ended December 31, 2003 of CitiSteel USA, Inc. and subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 20, 2006